UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: March 20, 2013

(Date of earliest event reported)

JDS Uniphase Corporation

(Exact name of registrant as specified in its charter)

Delaware	00-22874	94-2579683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 20, 2013, following a review of comparative market data, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of JDS Uniphase Corporation (“JDSU”) approved an amendment (the “Amendment”) to the offer letter and contract of employment dated December 17, 2008 (the “Waechter Agreement”) between JDSU and Thomas Waechter, Chief Executive Officer.  The Amendment increases the lump sum cash payable in the event Mr. Waechter’s employment is terminated by JDSU for reasons other than for Cause (as defined in the Waechter Agreement) and prior to any Change of Control (as defined in the Waechter Agreement) to 2 1/2 times his annual base salary as of the date of termination of employment.  In addition, the Amendment provides that in the event of a termination without Cause or by Mr. Waechter for Good Reason (as defined in the Waechter Agreement) upon or following a Change of Control, Mr. Waechter will receive, in addition to the other benefits described in the Waechter Agreement, a payment equal to one year of Mr. Waechter’s annual target bonus opportunity, and extends the post-termination exercise period for all stock options held by Mr. Waechter to the shorter of a period of 3 years from the termination date or the full term of the stock option.  The Amendment also clarifies JDSU’s alternatives with respect to payment of additional severance amounts that may be used for payment of COBRA premiums.

In addition, the Compensation Committee also approved an amendment to JDSU’s 2008 Change of Control Benefits Plan (the “Plan”), which provides certain severance and other benefits to Eligible Executives (as defined in the Plan) whose employment is terminated as a result of or following a Change of Control (as defined in the Plan) of JDSU. The amendment (i) extends the post-termination exercise period for all stock options held by Eligible Executives to the shorter of a period of 2 years from the termination date or the remaining period of the stock option, (ii) increases the lump sum cash payment payable to an Eligible Executive to an amount equal to 2 years’ salary at the Eligible Executive’s base salary rate as of the termination date, and (iii) clarifies JDSU’s alternatives with respect to payment of additional severance amounts that may be used for payment of COBRA premiums.

The Amendment to the Waechter Agreement and amendment to the Plan both are effective March 21, 2013.

The foregoing is a summary description of the material terms of the Amendment to the Waechter Agreement and amendment to the Plan, and is qualified in its entirety by the text of the Amendment and of the Plan, copies of which are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment to the Waechter Agreement

10.2	2008 Change of Control Benefits Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2013	JDS Uniphase Corporation

	By:	/S/ Andrew Pollack
Andrew Pollack
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment to the Waechter Agreement

10.2	2008 Change of Control Benefits Plan, as amended